Press Release

WHITESTONE REIT ANNOUNCES OPERATING RESULTS FOR
FOURTH QUARTER AND FULL YEAR 2014

Houston, Texas, February 26, 2015 - Whitestone REIT (NYSE: WSR - “Whitestone” or the “Company”), a fully integrated real estate company that owns, re-develops, repositions, leases, manages, and operates Community Centered PropertiesTM, announced its financial results for the fourth quarter and full year 2014.

Operating and Financial Highlights

•	Acquisitions totaled $94 million for the quarter and $132 million for the full year.

•	Dispositions totaled $10 million in the fourth quarter.

•	Annual Property Net Operating Income increased 25%.

•	Occupancy improved to 86.8% during the fourth quarter, up from 85.8% in the third quarter.

•	Rental Rates (GAAP Basis) on New and Renewal Leases increased 13.5% and 6.7%, respectively, in 2014.

•	Annual Funds From Operations Core increased 35%, and 9% on a Per Share Basis.

•	Fourth Quarter Funds From Operations Core increased 22%, and 14.3% on a Per Share Basis.

“Our strong 2014 fiscal year and fourth quarter results reflect the successful execution of our forward-thinking operating model,” stated James C. Mastandrea, Whitestone’s Chairman and Chief Executive Officer. Mastandrea added, “In 2014 we continued to acquire properties in high-growth, geographically aggregated markets, strategically invest in our communities to strengthen our tenants’ connections with customers, optimize tenant mix and increase occupancy rates.” Mastandrea concluded, “Our balanced capital structure, diversified cash flows, and flexible model position Whitestone for continued robust organic and acquisitive growth in 2015.”

Financial Results

The Company reported net income attributable to common shareholders of $2.9 million or $0.12 per diluted share (hereinafter “per share”) for the fourth quarter of 2014, as compared with $1.3 million or $.06 per share for the same period in 2013. For the full year 2014, the Company reported net income attributable to common shareholders of $7.6 million or $0.32 per share, as compared with $3.8 million or $0.20 per share for the full year 2013. Included in net income for 2014 were gains on sale of properties of $0.08 per share.

For the fourth quarter, Funds From Operations (“FFO”) was $5.2 million or $0.22 per share compared with $4.9 million or $0.22 per share in the same period of 2013. FFO Core for the fourth quarter was $7.5 million or $0.32 per share versus the same quarter last year when FFO Core was $6.2 million or $0.28 per share. The 14.3% increase in FFO Core per share over the prior year was primarily due to the Company's increased net operating income from acquisitions and existing properties.

For the full year, FFO was $21.9 million or $0.93 per share compared to $17.3 million or $0.91 per share in 2013. FFO Core for 2014 was $28.2 million or $1.20 per share compared to $20.8 million or $1.10 per share in 2013. The 9% growth in FFO Core per share over the prior year was primarily due to the Company's increased net operating income from acquisitions and existing properties.

Operating Results

The Company's total occupancy was 86.8% as of the end of the fourth quarter of 2014, up from 85.8% in the prior quarter.

During the fourth quarter of 2014, the leasing team signed 75 leases totaling 183,184 square feet in new, expansion, and renewal leases. The average lease size was 2,442 square feet. For the fourth quarter of 2014, total lease value added was $12.0 million, up 12% from total lease value added in the fourth quarter of 2013. For the twelve months ended December 31, 2014, total lease value added was $53.4 million, up 21% when compared with full year 2013.

Acquisition/ Disposition Activity

During the fourth quarter of 2014, Whitestone completed the acquisitions of four Community Centered PropertiesTM and two strategic hard corners, as well as the disposition of three non-core properties. For the full year, Whitestone completed $132.2 million in acquisitions, adding six new Community Centered PropertiesTM with 630,684 square feet to its portfolio and bringing its total portfolio to 5.5 million square feet.

Acquisitions

•
On November 5, 2014, Whitestone acquired The Promenade at Fulton Ranch in Chandler, Arizona, for $18.6 million. The 98,792 square foot property was 76% leased at the time of purchase and generates $1.3 million in annual net operating income.

•
Also on November 5, 2014, Whitestone acquired Fulton Ranch Towne Center in Chandler, Arizona, for $29.3 million. The 113,281 square foot property was 86% leased at the time of purchase and generates $2.4 million in annual net operating income.

•
On December 24, 2014, Whitestone acquired Williams Trace Plaza in Sugar Land, Texas, for $ 20.4 million. The 129,222 square foot center was 95% leased at the time of purchase and generates $1.6 million in annual net operating income.

•
Also on December 24, 2014, Whitestone acquired The Shops at Williams Trace, which is adjacent to Williams Trace Plaza for $20.2 million. The 132,991 square foot property was 87% leased at the time of purchase and generates $1.4 million in annual net operating income.

•
On December 24, 2014, Whitestone announced the strategic purchase of two hard corners of existing owned properties in the Phoenix, Arizona market for $5.6 million. Purchase of these strategic corner locations enhances the value of currently owned properties: Village Square at Dana Park and Fulton Ranch Towne Center.

Dispositions

•
On December 31, 2014, Whitestone announced the sale of three non-core suburban office properties in the Clear Lake area of the Houston, Texas market for $10.3 million. The disposition of the three legacy properties, Zeta, Royal Crest and Featherwood, resulted in a GAAP gain of $4.4 million. The Company recognized $1.9 million of the gain in 2014 and deferred the balance of $2.5 million to future years.

Community Centered PropertiesTM Portfolio Statistics

As of December 31, 2014, Whitestone owned 63 Community Centered PropertiesTM. The 63 properties include 38 in Texas, 24 in Arizona and one in Illinois, totaling 5.5 million square feet of gross leasable area, including six development land parcels. The properties are located in five of the top markets in the United States in terms of population growth: Houston, Dallas/Fort Worth, San Antonio, Phoenix and Chicago.

The Company's strategic efforts target entrepreneurial tenants that provide services to the surrounding neighborhood at each Community Centered PropertyTM. These tenants tend to occupy smaller spaces (less than 3,000 square feet) and, as of December 31, 2014, provided a 54% premium rental rate compared to Whitestone's larger space tenants while also significantly diversifying cash flows. As of December 31, 2014, the Company serviced 1,347 tenants throughout its portfolio. Whitestone's largest tenant only accounts for 2.2% of the Company's annualized base rental revenues as of December 31, 2014.

Balance Sheet

Undepreciated real estate assets increased 25% to $673.7 million as of December 31, 2014 as compared to the prior year end.

Real estate debt as a percentage of total market capitalization was 53% at December 31, 2014 as compared with 46% at December 31, 2013.

Whitestone had 43 properties unencumbered by mortgage debt as of December 31, 2014, with an undepreciated cost basis of $425.9 million. As of December 31, 2014, $224.0 million, or approximately 57%, of the Company's debt was subject to fixed interest rates. The Company's weighted average interest rate on all debt as of the end of the fourth quarter of 2014 was 3.0%.

During the fourth quarter, Whitestone entered into the following secured debt financings:

•
On November 26, 2014, the Company, operating through its subsidiary, Whitestone Headquarters Village, LLC, entered into a $19.0 million promissory note, with a fixed interest rate of 4.15% and a maturity date of December 1, 2024.

•	On December 24, 2014, as part of an acquisition, the Company assumed a $2.6 million promissory note, with a fixed interest rate of 5.46% and a maturity date of October 1, 2023.

During the fourth quarter, Whitestone also entered into the following unsecured debt financing:

•
On November 7, 2014, the Company, through Whitestone REIT Operating Partnership, L.P. (the “Operating Partnership”) amended and restated its existing unsecured credit facility (as amended and restated, the “2014 Facility”), expanding the size of the existing facility from $175 million to $500 million, extending the maturity, and improving the overall pricing by approximately 35 to 55 basis points, depending on the overall leverage level. The 2014 Facility consists of $100 million in term loans and $400 million in revolving loans.

Dividend

On February 26, 2015, the Company declared a quarterly cash distribution of $0.285 per common share and Operating Partnership unit for the second quarter of 2015, to be paid in three equal installments of $0.095 in April, May and June 2015. The dividend amount per share has remained the same since the distribution paid on July 8, 2010.

The expected record and payment dates for the second quarter 2015 dividend are as follows:

Month	Record Date	Payment Date
April	4/2/2015	4/9/2015
May	5/5/2015	5/12/2015
June	6/2/2015	6/9/2015

FFO Guidance

The Company's full year FFO Core guidance is in the range of $1.25 to $1.30 per share. Please refer to Page 31 of the supplemental data package for the full list of guidance information.

Supplemental Financial Information

Further details regarding Whitestone REIT's results of operations, communities and tenants can be accessed at the Company's website at www.whitestonereit.com

Conference Call Information

Whitestone will host a webcast and conference call for investors and other interested parties on Friday, February 27, 2015 at 11:00 A.M. (Eastern Standard Time). The call will be led by James C. Mastandrea, Chairman and Chief Executive Officer, and David K. Holeman, Chief Financial Officer. Interested parties can listen to the call live on the internet through the Investor Relations section of the Company’s website, www.whitestonereit.com, using the News/Events - Press Releases tab.

The call is also accessible via telephone by dialing 1-888-298-3457 for domestic participants or 1-719-457-2634 for international participants. Listeners should go to the website at least 15 minutes prior to the call to download and install any necessary audio software. Those dialing in should call in at least five to ten minutes prior to the start.

The conference call will be recorded and a telephonic replay will be available through March 13, 2015, by dialing 1-877-870-5176 for domestic listeners or 1-858-384-5517 for international listeners and entering the pass code 1179618. Additionally, a replay of the call will be available on the Company’s website until its next earnings release.

The earnings release and supplemental data package will be located in the Investor Relations section of the website on the News/Events - Press Releases tab. For those without internet access, the fourth quarter earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company’s Investor Relations line at 1-713-435-2219.

About Whitestone REIT
Whitestone REIT (NYSE:WSR) is a fully integrated real estate investment trust (“REIT”) that owns, manages, operates, leases and repositions and redevelops Value-Add Community Centered PropertiesTM. Whitestone focuses on value creation in its community centers, concentrating on local service-oriented tenants. Whitestone's diversified tenant base provides service offerings including medical, education, casual dining, and convenience services. The largest of its 1,347 tenants only accounts for 2.2% of its annualized base rental revenues as of December 31, 2014. Founded in 1998, the Company is internally managed with a portfolio of 63 commercial properties in Texas, Arizona, and Illinois. For additional information about the Company, please visit www.whitestonereit.com.

Forward-Looking Statements
Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by the Company's use of forward-looking terminology, such as “may,” “will,” “plan,” “expect,” “intend,” “anticipate,” “believe,” “continue” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters. Examples of such statements in this press release include, but are not limited to, the strength of the Company's leasing portfolio and lease renewal activities.
The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company's ability to meet its assumptions regarding its earnings guidance, including its ability to execute effectively its acquisition and disposition strategy, to continue to execute its development pipeline on schedule and at the expected costs, and its ability to grow its NOI as expected, which could be impacted by a number of factors, including, among other things, its ability to continue to renew leases or re-let space on attractive terms and to otherwise address its leasing rollover; the Company's ability to successfully identify and consummate suitable acquisitions; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic and regulatory changes; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission.
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Non-GAAP Financial Measures
This release contains the supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”) including FFO, FFO Core, and NOI. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.
FFO: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by the National Association of Real Estate Investment Trusts, (“NAREIT”), which states that FFO should represent net income available to common shareholders (computed in accordance with GAAP) excluding gains or losses from sales of operating assets, impairment charges and extraordinary items, plus depreciation and amortization of operating properties, including the Company's share of unconsolidated real estate joint ventures and partnerships. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions and service debt.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.
Other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented.
FFO Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain non-cash and non-comparable items that affect the Company's period-over-period performance. These items include, but are not limited to, legal settlements, non-cash share-based compensation expense, rent support agreement payments received from sellers on acquired assets and acquisition costs. In addition, the Company believes that FFO Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO. However, other REITs may use different adjustments, and the Company's FFO Core may not be comparable to the adjusted or modified FFO of other REITs.
NOI: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets and capital expenditures and leasing costs, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.
Contact Whitestone REIT:

Suzy Taylor, Director of Investor Relations
(713) 435-2219 staylor@whitestonereit.com

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	December 31, 2014	December 31, 2013
ASSETS
Real estate assets, at cost
Property	$673,655	$537,872
Accumulated depreciation	(71,587)	(63,112)
Total real estate assets	602,068	474,760
Cash and cash equivalents	4,236	6,491
Marketable securities	973	877
Escrows and acquisition deposits	4,092	2,094
Accrued rents and accounts receivable, net of allowance for doubtful accounts	11,834	9,768
Unamortized lease commissions and loan costs	8,879	6,143
Prepaid expenses and other assets	2,215	2,085
Other assets - discontinued operations	—	5,756
Total assets	$634,297	$507,974

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$394,093	$261,372
Accounts payable and accrued expenses	15,882	12,500
Tenants' security deposits	4,372	3,472
Dividends and distributions payable	6,627	6,418
Other liabilities - discontinued operations	—	3,297
Total liabilities	420,974	283,762
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of December 31, 2014 and December 31, 2013, respectively	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 22,835,695 and 21,943,700 issued and outstanding as of December 31, 2014 and December 31, 2013, respectively	23	22
Additional paid-in capital	304,078	291,571
Accumulated deficit	(93,938)	(75,721)
Accumulated other comprehensive loss	(91)	(54)
Total Whitestone REIT shareholders' equity	210,072	215,818
Noncontrolling interest in subsidiary	3,251	5,097
Total equity	213,323	220,915
Total liabilities and equity	$634,297	$504,677

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	Year Ended December 31,
	2014	2013	2014
Property revenues
Rental revenues	$56,293	$47,297	34,598
Other revenues	16,089	13,195	10,396
Total property revenues	72,382	60,492	44,994

Property expenses
Property operation and maintenance	15,405	14,079	10,627
Real estate taxes	9,747	8,599	6,215
Total property expenses	25,152	22,678	16,842

Other expenses (income)
General and administrative	15,274	10,912	7,616
Depreciation and amortization	15,725	13,100	9,889
Executive relocation expense	—	—	2,177
Interest expense	10,579	9,975	8,553
Interest, dividend and other investment income	(90)	(136)	(290)
Total other expense	41,488	33,851	27,945

Income from continuing operations before loss on sale or disposal of assets and income taxes	5,742	3,963	207

Provision for income taxes	(282)	(293)	(275)
Loss on sale or disposal of assets	(111)	(49)	(97)
Income (loss) from continuing operations	5,349	3,621	(165)

Income from discontinued operations	510	298	218
Gain on sale of property from discontinued operations	1,887	—	—
Income from discontinued operations	2,397	298	218

Net income	7,746	3,919	53

Less: Net income attributable to noncontrolling interests	160	125	3

Net income attributable to Whitestone REIT	$7,586	$3,794	$50

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	Year Ended December 31,
	2014	2013	2014
Basic Earnings Per Share:
Income (loss) from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.23	$0.19	$(0.01)
Income from discontinued operations attributable to Whitestone REIT	0.10	0.02	0.01
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.33	$0.21	$0.00
Diluted Earnings Per Share:
Income (loss) from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.22	$0.19	$(0.01)
Income from discontinued operations attributable to Whitestone REIT	0.10	0.01	0.01
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.32	$0.20	$0.00

Weighted average number of common shares outstanding:
Basic	22,278	18,027	13,496
Diluted	22,793	18,273	13,613

Distributions declared per common share / OP unit	$1.1400	$1.1400	$1.1400

Consolidated Statements of Comprehensive Income

Net income	$7,746	$3,919	$53

Other comprehensive gain (loss)

Unrealized gain (loss) on cash flow hedging activities	(136)	173	1
Unrealized gain on available-for-sale marketable securities	96	180	920

Comprehensive income	7,706	4,272	974

Less: Comprehensive income attributable to noncontrolling interests	160	136	57

Comprehensive income attributable to Whitestone REIT	$7,546	$4,136	$917

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
	(unaudited)	(unaudited)
Property revenues
Rental revenues	$14,829	$13,064	$56,293	$47,297
Other revenues	4,376	3,717	16,089	13,195
Total property revenues	19,205	16,781	72,382	60,492

Property expenses
Property operation and maintenance	3,868	3,991	15,405	14,079
Real estate taxes	2,675	2,243	9,747	8,599
Total property expenses	6,543	6,234	25,152	22,678

Other expenses (income)
General and administrative	4,523	3,230	15,274	10,912
Depreciation and amortization	4,138	3,567	15,725	13,100
Interest expense	3,054	2,442	10,579	9,975
Interest, dividend and other investment income	(19)	(22)	(90)	(136)
Total other expense	11,696	9,217	41,488	33,851

Income from continuing operations before loss on sale or disposal of assets and income taxes	966	1,330	5,742	3,963

Provision for income taxes	(74)	(75)	(282)	(293)
Loss on sale or disposal of assets	(2)	(1)	(111)	(49)
Income from continuing operations	890	1,254	5,349	3,621

Income from discontinued operations	136	41	510	298
Gain on sale of property from discontinued operations	1,887	—	1,887	—
Income from discontinued operations	2,023	41	2,397	298

Net income	2,913	1,295	7,746	3,919

Less: Net income attributable to noncontrolling interests	51	34	160	125

Net income attributable to Whitestone REIT	$2,862	$1,261	$7,586	$3,794

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
	(unaudited)	(unaudited)
Basic Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.04	$0.06	$0.23	$0.19
Income from discontinued operations attributable to Whitestone REIT	0.08	0.00	0.10	0.02
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.12	$0.06	$0.33	$0.21
Diluted Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.03	$0.06	$0.22	$0.19
Income from discontinued operations attributable to Whitestone REIT	0.09	0.00	0.10	0.01
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.12	$0.06	$0.32	$0.20

Weighted average number of common shares outstanding:
Basic	22,564	21,323	22,278	18,027
Diluted	23,209	21,588	22,793	18,273

Distributions declared per common share / OP unit	$0.2850	$0.2850	$1.1400	$1.1400

Consolidated Statements of Comprehensive Income

Net income	$2,913	$1,295	$7,746	$3,919

Other comprehensive gain (loss)

Unrealized gain (loss) on cash flow hedging activities	(184)	11	(136)	173
Unrealized gain on available-for-sale marketable securities	47	4	96	180

Comprehensive income	2,776	1,310	7,706	4,272

Less: Comprehensive income attributable to noncontrolling interests	49	33	160	136

Comprehensive income attributable to Whitestone REIT	$2,727	$1,277	$7,546	$4,136

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Year Ended December 31,
	2014	2013	2014
Cash flows from operating activities:
Net income (loss) from continuing operations	$5,349	$3,621	$(165)
Net income from discontinued operations	2,397	298	218
Net income	7,746	3,919	53
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,725	13,100	9,889
Amortization of deferred loan costs	899	1,046	1,426
Amortization of notes payable discount	304	463	317
Gain on sale of marketable securities	—	(41)	(110)
Loss on sale or disposal of assets and properties	111	49	97
Bad debt expense	1,602	1,638	986
Share-based compensation	4,631	2,284	725
Changes in operating assets and liabilities:
Escrows and acquisition deposits	(1,998)	4,920	(1,103)
Accrued rent and accounts receivable	(3,668)	(3,589)	(2,906)
Related party receivable	—	652	(652)
Unamortized lease commissions	(1,526)	(1,170)	(943)
Prepaid expenses and other assets	605	938	(506)
Accounts payable and accrued expenses	2,257	(1,242)	2,754
Tenants' security deposits	900	561	798
Net cash provided by operating activities	25,191	23,230	10,607
Net cash provided by operating activities of discontinued operations	450	654	611
Cash flows from investing activities:
Acquisitions of real estate	(129,439)	(119,102)	(98,350)
Additions to real estate	(9,330)	(6,138)	(10,664)
Investments in marketable securities	—	—	(750)
Proceeds from sales of marketable securities	—	747	5,508
Net cash used in investing activities	(138,769)	(124,493)	(104,256)
Net cash provided by (used in) investing activities of discontinued operations	7,311	(153)	(151)
Cash flows from financing activities:
Distributions paid to common shareholders	(25,539)	(20,294)	(15,324)
Distributions paid to OP unit holders	(550)	(691)	(1,004)
Proceeds from issuance of common shares, net of offering costs	6,458	63,887	58,679
Payments of exchange offer costs	(136)	(40)	(479)
Proceeds from notes payable	47,300	105,710	—
Proceeds from revolving credit facility, net	85,300	65,800	58,000
Repayments of notes payable	(3,306)	(110,829)	(4,112)
Payments of loan origination costs	(3,036)	(2,796)	(1,688)
Repurchase of common shares	(24)	—	—
Net cash provided by financing activities	106,467	100,747	94,072
Net cash used in financing activities of discontinued operations	(2,905)	(38)	(34)
Net increase (decrease) in cash and cash equivalents	(2,255)	(53)	849
Cash and cash equivalents at beginning of period	6,491	6,544	5,695
Cash and cash equivalents at end of period	$4,236	$6,491	$6,544

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Supplemental Disclosures (in thousands)

	Year Ended December 31,
	2014	2013	2014
Supplemental disclosure of cash flow information:
Cash paid for interest	$9,562	$9,179	$7,137
Cash paid for taxes	$238	$237	$326
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$6,092	$278	$—
Financed insurance premiums	$888	$883	$856
Value of shares issued under dividend reinvestment plan	$94	$99	$90
Value of common shares exchanged for OP units	$1,484	$1,236	$7,272
Acquired interest rate swap	$—	$—	$1,901
Debt discount on acquired note payable	$—	$—	$(1,329)
Change in fair value of available-for-sale securities	$96	$180	$920
Change in fair value of cash flow hedge	$(136)	$173	$1
Debt assumed with acquisitions of real estate	$2,586	$11,100	$9,166
Interest supplement assumed with acquisition of real estate	$—	$932	$—

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013	2012
FFO AND FFO CORE
Net income attributable to Whitestone REIT	$2,862	$1,261	$7,586	$3,794	$50
Depreciation and amortization of real estate assets (1)	4,203	3,623	15,950	13,339	10,108
(Gain) loss on sale or disposal of assets (1)	(1,885)	8	(1,776)	56	112
Net income attributable to noncontrolling interests (1)	51	34	160	125	3
FFO	5,231	4,926	21,920	17,314	10,273

Non cash share-based compensation expense	1,644	783	4,736	2,284	725
Acquisition costs	668	398	1,341	1,010	698
Rent support agreement payments received	—	97	156	188	—
Executive relocation expense	—	—	—	—	2,177
Legal settlement	—	—	—	—	(131)
FFO Core	$7,543	$6,204	$28,153	$20,796	$13,742

FFO PER SHARE AND OP UNIT CALCULATION:
Numerator:
FFO	$5,231	$4,926	$21,920	$17,314	$10,273
Distributions paid on unvested restricted common shares	(74)	(18)	(201)	(50)	(22)
FFO excluding amounts attributable to unvested restricted common shares	$5,157	$4,908	$21,719	$17,264	$10,251
FFO Core excluding amounts attributable to unvested restricted common shares	$7,469	$6,186	$27,952	$20,746	$13,720

Denominator:
Weighted average number of total common shares - basic	22,564	21,323	22,278	18,027	13,496
Weighted average number of total noncontrolling OP units - basic	400	569	471	596	848
Weighted average number of total commons shares and noncontrolling OP units - basic	22,964	21,892	22,749	18,623	14,344

Effect of dilutive securities:
Unvested restricted shares	645	265	515	246	117
Weighted average number of total common shares and noncontrolling OP units - dilutive	23,609	22,157	23,264	18,869	14,461

FFO per common share and OP unit - basic	$0.22	$0.22	$0.95	$0.93	$0.71
FFO per common share and OP unit - diluted	$0.22	$0.22	$0.93	$0.91	$0.71

FFO Core per common share and OP unit - basic	$0.33	$0.28	$1.23	$1.11	$0.96
FFO Core per common share and OP unit - diluted	$0.32	$0.28	$1.20	$1.10	$0.95

(1)	Includes amounts from discontinued operations.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013	2012
PROPERTY NET OPERATING INCOME

Net income attributable to Whitestone REIT	$2,862	$1,261	$7,586	$3,794	$50
General and administrative expenses	4,523	3,230	15,274	10,912	7,616
Depreciation and amortization	4,138	3,567	15,725	13,100	9,889
Executive relocation expense	—	—	—	—	2,177
Interest expense	3,054	2,442	10,579	9,975	8,553
Interest, dividend and other investment income	(19)	(22)	(90)	(136)	(290)
Provision for income taxes	74	75	282	293	275
Loss on disposal of assets	2	1	111	49	97
Income from discontinued operations	(136)	(41)	(510)	(298)	(218)
Gain on sale of property from discontinued operations	(1,887)	—	(1,887)	—	—
Net income attributable to noncontrolling interests	51	34	160	125	3
NOI	$12,662	$10,547	$47,230	$37,814	$28,152